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                                                                   EXHIBIT 10.31


                    SECOND ADDENDUM TO EMPLOYMENT AGREEMENT
                              OF FRED S. WEINGARD

This agreement ("Addendum #2") amends the Letter Employment Agreement (the "Letter Agreement") dated June 21, 1996 as amended (by the Addendum executed 21 June 1996, "Addendum #1") between Universal Trading Technologies Corporation (UTTC(TM)), Ashton Technology Group Inc. (Ashton), and Fred S. Weingard (Employee). The parties agree as follows:

1. The term of employment shall be extended an additional three (3) years and this new term of employment shall apply to all pertinent provisions (e.g., relating to term and termination) of the Letter Agreement, as amended by Addendum #1. Hence, Section 4.0 shall read: "The term of your employment is six (6) years beginning on July 8, 1996 and ending on July 7, 2002, unless terminated earlier, as provided in paragraph 11.0 below (the "Term").

2. Section 6.3 (relating to bonuses) shall be deleted; however, a final semi-annual minimum bonus of $40,000 is due and owing to Employee on July 5, 1999. Section 6.1 shall read: "Your base salary during the Term is guaranteed to be no less than $265,000 per year effective 1 July 1999. Payment of salary shall be twice per month."

3. Add as 9.3 the following: "Ashton shall make a good faith effort to file an S-8 registration statement during August 1999 which will include shares of common stock underlying 150,000 of the 538,750 option shares granted to Fred Weingard on July 15, 1998. Ashton shall also seek means to permit cashless exercise of the options by a qualified brokerage. You will also receive, by 15 July 1999, a five year stock option (fully vested) for 100,000 shares of registered and unrestricted Ashton common stock priced at the public price on the close of June 24, 1999. These actions are solely in consideration for this contract extension (Addendum #2) and for superior performance under your Letter Agreement, as amended by Addendum #1."

4. All provisions of the Letter Agreement, as amended by Addendum #1, which are not expressly amended or modified by this Addendum or which are not effected by Section 1.0 of this Addendum, shall remain unchanged.

Executed this 24th day of June, 1999.


By: /s/ Fred S. Weingard
    ------------------------------
        Fred S. Weingard, Employee

Universal Trading Technologies Corporation


By: /s/ Fredric W. Rittereiser
    -------------------------------
        Fredric W. Rittereiser, CEO

Ashton Technology Group


By: /s/ Fredric W. Rittereiser
    -------------------------------
        Fredric W. Rittereiser, CEO


By: /s/ Arthur J. Bacci
    ------------------------------
        Arthur J. Bacci, President


By: /s/ K. Ivan F. Gothner
    --------------------------------------------
    Ashton Compensation Committee Representative